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                                                                Exhibit 4.8(b)

                              FIRST NOTE AMENDMENT

         THIS FIRST NOTE AMENDMENT ("Amendment") is made and entered into as of the 30th day of September, 1996, by and between CRAGAR INDUSTRIES, INC., a Delaware corporation (the "Company"), and Sidney Dworkin (the "Holder").

                                    RECITALS

         A. The Company executed that certain Promissory Note (the "Note"), dated December 15, 1994.

         B. The Company and the Holder desire to amend the Note in accordance with the terms and conditions set forth in this Amendment.

                                    AMENDMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual obligations set forth in this Amendment, the Company and Holder hereby agree as follows:

         1. A new paragraph shall be added to the Note to read as follows:

         "Notwithstanding anything in this Note to the contrary, upon the closing of the Company's initial public offering of Common Stock, any accrued but unpaid interest on this Note and the unpaid principal balance of the Note shall be automatically converted into 68,055.6 shares of Common Stock (subject to adjustment for stock splits, stock dividends, and other changes in the Company's capital structure)."

         2. The parties hereto shall execute all further instruments and perform all acts (including surrendering the Note following the closing of the Company's initial public offering) which are or may become necessary to effectuate and carry out the matters contemplated by this Amendment.

         3. This First Note Amendment may be executed in counterparts.
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         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first above written.

                                         "Holder"

                                         Sidney Dworkin
                                         ____________________________________
                                         Sidney Dworkin

                                         CRAGAR INDUSTRIES, INC.

                                         By:  Michael Hartzmark
                                              _______________________________

                                         Its: President
                                              _______________________________


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